Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS IN THAT JURISDICTION

31 August 2006

RECOMMENDED CASH OFFER

of 125 pence in cash for each London Clubs International plc share to be made by

Dagger Holdings Limited

a wholly-owned subsidiary of

 Harrah’s Entertainment, Inc.

for

London Clubs International plc

and

Warrant Proposal

Summary

•                  The boards of Harrah’s Entertainment, Inc. (“Harrah’s Entertainment”) and London Clubs International plc (“London Clubs International” or the “Company”) announce the terms of a recommended cash offer, to be made by Dagger Holdings Limited, a wholly-owned subsidiary of Harrah’s Entertainment, for the entire issued and to be issued share capital of London Clubs International (the “Offer”).

•                  The Offer of 125 pence in cash for each London Clubs International Share values the entire issued share capital of London Clubs International at approximately £279.3 million and represents:

(i)             a premium of approximately 26.6 per cent. to the closing mid-market price of 98.8 pence per London Clubs International Share on 30 August 2006, being the last business day prior to this announcement; and

(ii)          a premium of approximately 29.3 per cent. to the average closing mid-market price of 96.7 pence per London Clubs International Share for the one month ended 30 August 2006, being the last business day prior to this announcement.

•                  The London Clubs International Board, which has been so advised by Rothschild, considers the terms of the Offer to be fair and reasonable.  In providing advice to the London Clubs International Board, Rothschild has taken into account the commercial assessment of the London Clubs International Directors.

•                  Accordingly, the London Clubs International Directors unanimously recommend London Clubs International Shareholders to accept the Offer, as they (and certain members of their immediate families and trusts) have irrevocably undertaken to do in respect of their beneficial holdings totalling 2,679,810 London Clubs International Shares (representing approximately 1.2 per cent. of the existing issued share capital of London Clubs International). These undertakings will cease to be binding in the event of a Higher Competing Offer.

Commenting on the Offer, Gary W. Loveman, Chairman of the Board, Chief Executive Officer and President of Harrah’s Entertainment, said:

“London Clubs International is a highly attractive way for Harrah’s Entertainment to establish its presence in the UK market.

London Clubs International has one of the leading positions in the UK casino market and through the new licences that it has recently been awarded will be able to further enhance its position.  We are excited by its current development projects and believe that Harrah’s Entertainment’s skills and access to capital will assist London Clubs International in its planned expansion.”

Michael Beckett, Non-Executive Chairman of London Clubs International, said:

“The Board of London Clubs International is pleased to have reached agreement on the terms of this cash offer from Harrah’s Entertainment. The Board believes the Offer represents fair value to London Clubs International’s shareholders and provides great opportunities for the Company’s employees.

Harrah’s Entertainment has the resources and expertise to fully leverage the development opportunities that London Clubs International has in its new licences and to maximise growth for the Company.”

This summary should be read in conjunction with, and is subject to, the full text of the attached announcement. The Offer will be subject to the Conditions and to the full terms and conditions to be set out in the Offer Document and Form of Acceptance.

ENQUIRIES

Harrah’s Entertainment
Dan Foley (Investors)	Tel: +1 (702) 407 6370
Alberto Lopez (Media)	Tel: +1 (702) 407 6344

Banc of America (financial adviser to Harrah’s Entertainment)
Paul Mullins	Tel: +44 (0)20 7174 5343
John Bigham	Tel: +44 (0)20 7174 4329
Geoff Iles	Tel: +44 (0)20 7174 4522

Hoare Govett (broker to Harrah’s Entertainment)
Neil Collingridge	Tel: +44 (0)20 7678 8000
Bertie Whitehead

Tulchan Communications (PR adviser to Harrah’s Entertainment)
Kirstie Hamilton	Tel: +44 (0)20 7353 4200
Andrew Honnor

London Clubs International
William Timmins	Tel: +44 (0)20 7518 0000
Barry Hardy

Rothschild (financial adviser to London Clubs International)
Robert Leitão	Tel: +44 (0)20 7280 5000
Adam Greenblatt

Panmure Gordon (broker to London Clubs International)
Andrew Godber	Tel: +44 (0)20 7459 3600
Gilbert Ellacombe

College Hill Associates (PR adviser to London Clubs International)
Matthew Smallwood	Tel: +44 (0)20 7457 2005
Justine Warren	Tel: +44 (0)20 7457 2010

This announcement does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any security, nor is it a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of the securities referred to in this announcement in any jurisdiction in contravention of applicable law.  The Offer will be made solely by means of the Offer Document and the acceptance forms accompanying the Offer Document, which will contain the full terms and conditions of the Offer including details of how it may be accepted.

Banc of America, which is authorised and regulated by the FSA, is acting exclusively for Harrah’s Entertainment and Dagger Holdings Limited and no one else in connection with the Offer and will not be responsible to anyone other than Harrah’s Entertainment and Dagger Holdings Limited for providing the protections afforded to clients of Banc of America or for providing advice in connection with the Offer or any other matters referred to herein.

Hoare Govett, which is authorised and regulated by the FSA, is acting exclusively for Harrah’s Entertainment and Dagger Holdings Limited and no one else in connection with the Offer and will not be responsible to anyone other than Harrah’s Entertainment and Dagger Holdings Limited for providing the protections afforded to clients of Hoare Govett or for providing advice in connection with the Offer or any other matters referred to herein.

Rothschild, which is authorised and regulated in the United Kingdom by the FSA, is acting exclusively for London Clubs International and no one else in connection with the Offer and will not be responsible to anyone other than London Clubs International for providing the protections afforded to clients of Rothschild or for providing advice in connection with the Offer or any other matters referred to herein.

Panmure Gordon, which is authorised and regulated in the United Kingdom by the FSA, is acting exclusively for London Clubs International and no one else in connection with the Offer and will not be responsible to anyone other than London Clubs International for providing the protections afforded to clients of Panmure Gordon or for providing advice in connection with the Offer or any other matters referred to herein.

The release, publication or distribution of this announcement in certain jurisdictions may be restricted by law and therefore persons in any such jurisdictions into which this announcement is released, published or distributed should inform themselves about and observe such restrictions.

Copies of this announcement and any formal documentation relating to the Offer are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from a Restricted Jurisdiction and will not be capable of acceptance by any such use, instrumentality or facility within a Restricted Jurisdiction and persons seeking such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send it in or into or from a Restricted Jurisdiction. The Offer will not be made, directly or indirectly, in or into, or by the use of mails or any means or instrumentality (including, without limitation, telephonically or electronically) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of a Restricted Jurisdiction and the Offer will not be capable of acceptance by any such use, means, instrumentality or facilities.

The ability of London Clubs International Shareholders who are not resident in the United Kingdom or the United States to accept the Offer may be affected by the laws of the relevant jurisdictions in which they are located. Persons who are not resident in the United Kingdom or the United States should inform themselves of, and observe, any applicable requirements.

Forward Looking Statements

This release includes “forward-looking statements”. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies and future financial results of Harrah’s Entertainment. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Harrah’s Entertainment may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in Harrah’s Entertainment reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein):  the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular; construction factors, including delays, increased costs for labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues; the effects of environmental and structural building conditions relating to Harrah’s Entertainment properties; access to available and reasonable financing on a timely basis; the ability to timely and cost effectively integrate London Clubs International into Harrah’s Entertainment operations; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; the ability of Harrah’s Entertainment customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same store sales or hotel sales; the ability of Harrah’s Entertainment to recoup costs of capital investments through higher revenues; acts of war or terrorist incidents or natural disasters; abnormal gaming holds; and the effects of competition, including locations of competitors and operating and market competition.

Any forward-looking statements speak only as of the date made. Harrah’s Entertainment disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release.

Dealing Disclosure Requirements

Under the provisions of Rule 8.3 of the Takeover Code, if any person is, or becomes, “interested” (directly or indirectly) in 1 per cent. or more of any class of “relevant securities” of London Clubs International, all “dealings” in any “relevant securities” of that company (including by means of an option in respect of, or a derivative referenced to, any such “relevant securities”) must be publicly disclosed by no later than 3.30 pm (London time) on the London business day following the date of the relevant transaction. This requirement will continue until the date on which the offer becomes, or is declared, unconditional as to acceptances, lapses or is otherwise withdrawn or on which the “offer period” otherwise ends. If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire an “interest” in “relevant securities” of London Clubs International, they will be deemed to be a single person for the purpose of Rule 8.3.

Under the provisions of Rule 8.1 of the Takeover Code, all “dealings” in “relevant securities”  of London Clubs International by Harrah’s Entertainment or London Clubs International, or by any of their respective “associates”, must be disclosed by no later than 12.00 noon (London time) on the London business day following the date of the relevant transaction.

A disclosure table, giving details of the companies in whose “relevant securities” “dealings” should be disclosed, and the number of such securities in issue, can be found on the Takeover Panel’s website at www.thetakeoverpanel.org.uk.

“Interests in securities” arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an “interest” by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks are defined in the Takeover Code, which can also be found on the Panel’s website. If you are in any doubt as to whether or not you are required to disclose a “dealing” under Rule 8, please contact an independent financial adviser authorised under the Financial Services and Markets Act 2000, consult the Panel’s website at www.thetakeoverpanel.org.uk or contact the Panel on telephone number +44 (0)20 7638 0129; fax +44 (0)20 7236 7013.

In accordance with normal UK market practice, the Offeror, Harrah’s Entertainment or its nominees, or its brokers (acting as agents) may from time to time make certain purchases of, or arrangements to purchase, London Clubs International Shares outside the United States, other than pursuant to the Offer, before or during the period in which the Offer remains open for acceptance.  These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices and shall comply with the applicable laws of the United Kingdom as well as the rules of the London Stock Exchange and the Code.  The Offeror will disclose purchases of London Clubs International Shares in the United States to the extent that such information is made public in the United Kingdom.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS IN THAT JURISDICTION

31 August 2006

RECOMMENDED CASH OFFER

of 125 pence in cash for each London Clubs International plc share to be made by

Dagger Holdings Limited

a wholly-owned subsidiary of

Harrah’s Entertainment, Inc.

for

London Clubs International plc

and

Warrant Proposal

1.                                      Introduction

The boards of Harrah’s Entertainment and London Clubs International announce the terms of a recommended cash offer, to be made by Dagger Holdings Limited, a wholly-owned subsidiary of Harrah’s Entertainment, for the entire issued and to be issued share capital of London Clubs International.

2.             The Offer

The Offer, which will be subject to the Conditions and to the full terms and conditions to be set out in the Offer Document and Form of Acceptance, will be made on the following basis:

for each London Clubs International Share       125 pence in cash.

The Offer of 125 pence in cash for each London Clubs International Share values the entire issued share capital of London Clubs International at approximately £279.3 million and represents:

(i)             a premium of approximately 26.6 per cent. to the closing mid-market price of 98.8 pence per London Clubs International Share on 30 August 2006, being the last business day prior to this announcement; and

(ii)          a premium of approximately 29.3 per cent. to the average closing mid-market price of 96.7 pence per London Clubs International Share for the one month ended 30 August 2006, being the last business day prior to this announcement.

The London Clubs International Shares that are subject to the Offer will be acquired by Dagger Holdings Limited fully paid with full title guarantee and free from all liens, charges, equitable interests, encumbrances, rights of pre-emption and any other third party rights and interests of any nature whatsoever and together with all rights now or hereafter attaching thereto, including, without limitation, voting rights and the right to receive and retain in full all dividends and other distributions (if any) declared, made or paid on or after the date of the Announcement.

An offer of 105.75 pence for each Aladdin Warrant will also be made and further details of the Warrant Proposal are set out in paragraph 10 below.

3.                                      Recommendation

The London Clubs International Board, which has been so advised by Rothschild, considers the terms of the Offer to be fair and reasonable. In providing advice to the London Clubs International Board, Rothschild has taken into account the commercial assessment of the London Clubs International Directors.

Accordingly, the London Clubs International Directors unanimously recommend London Clubs International Shareholders to accept the Offer and all Aladdin Warrant Holders to accept the Warrant Proposal, as they (and certain members of their immediate families and trusts) have irrevocably undertaken to do in respect of their own beneficial holdings, which amount in aggregate to 2,679,810 London Clubs International Shares (representing approximately 1.2 per cent. of the existing issued share capital of London Clubs International).

4.                                      Background to, and reasons for, recommending the Offer and Warrant Proposal

Following press speculation, the boards of London Clubs International and Stanley Leisure plc announced on 26 June 2006 that they were in discussions concerning the possibility of a nil premium merger.

Harrah’s Entertainment subsequently approached London Clubs International with its proposal to make a cash offer at a premium to the value of the merger terms announced on 26 June 2006.

London Clubs International has operated world class casinos for many years.  Having now secured a portfolio of five new, high quality UK casino licences, its future financial performance and growth is heavily dependent on the development and management of these new operations, in addition to its existing estate.  The casino rollout will require significant capital, management and development expertise.

London Clubs International has put in place bank facilities and infrastructure to develop these projects.  Notwithstanding this, the London Clubs International Board recognises the benefit of being part of a larger group with significant expertise in delivering large-scale projects, operating in a deregulated environment and having access to significant capital. This may also prove valuable in competing for licences to be awarded under the Gambling Act 2005.

Accordingly, the London Clubs International Directors have concluded that the terms of the Offer and Warrant Proposal are fair and reasonable and they unanimously recommend London Clubs International Shareholders to accept the Offer and Aladdin Warrant Holders to accept the Warrant Proposal.

5.                                      Background to, and reasons for, making the Offer and Warrant Proposal

Harrah’s Entertainment has been seeking for some time an attractive means of establishing a significant presence in the UK casino market.

London Clubs International’s strong market position, excellent management and strong development pipeline provide an excellent base from which Harrah’s Entertainment will be able to expand.

6.                                      Information on London Clubs International

On 29 August, London Clubs International posted its results for the year to 31 March 2006. Revenue from continuing operations grew substantially during the year to £126.1 million (2005: £103.3 million). Revenue from discontinued operations, at Les Ambassadeurs, fell from £35.7 million in 2004/5 to £27.4 million.

The London Clubs International Group generated operating profit from continuing operations of £12.3 million (2005: £11.1 million) and operating profit from discontinued operations of £0.9 million (2005: £2.4 million). Loss before tax from continuing operations was £3.6 million (2005: loss of £5.0 million) and profit before tax from discontinued operations, including the gain on disposal, was £100.4 million (2005: £2.4 million). Included within the results for 2005/6 were exceptional items associated with the sale of Les Ambassadeurs (profit of £99.5 million) and unsecured creditor receipts from the Aladdin (£1.0 million).

As at 31 March 2006, London Clubs International had net debt of £10.6 million.

After a relatively slow start in the initial months of 2006/7, business levels in London have started to improve. Attendances have shown substantial increases over 2005/6 and electronic gaming revenues, in particular, have grown strongly.

The provincial casinos in Brighton and Southend have also seen substantial increases in attendances. Overall trading levels are ahead of last year.

Overseas, the casinos in Cairo are performing well ahead of the same period last year, having benefited from the relatively quiet start to trading in London. The Emerald Casino in South Africa continues to trade extremely well and remains an important and material contributor to the Group’s earnings.

Prospects for the future remain positive, notwithstanding the recent disruption to air travellers to the UK and the continuing instability in the Middle East.

The London Clubs International Group completed the 6,000 sq ft extension of the Rendezvous casino in London in July 2006 and the 13,000 sq ft extension of its

Brighton casino in August 2006. Both developments now have enhanced customer facilities, with an increased electronic gaming offering and broader customer appeal.

The London Clubs International Group’s property in Manchester, with nearly 60,000 sq ft of space and branded ‘Manchester 235’, is scheduled to open in October 2006, and will offer a unique entertainment experience comprising luxury, contemporary interiors, state of the art gaming and high quality bar, restaurant and live music facilities. The London Clubs International Group’s Leicester Square casino, in the heart of London, is scheduled to open in March 2007 - with 55,000 sq ft of space, the casino will be positioned as a destination venue with a unique restaurant, gaming and entertainment offering.

7.                                      Information relating to the Harrah’s Entertainment Group and current trading of Harrah’s Entertainment

Founded in 1937, Las Vegas-based Harrah’s Entertainment (NYSE: HET) is the world’s largest gaming distribution network.

Harrah’s Entertainment owns or manages, through various subsidiaries, 37 casinos, primarily in the United States under the Harrah’s, Caesars and Horseshoe brand names. It provides great customer service in exciting and entertaining environments, with the goal of becoming the first choice for casino entertainment.

For the fiscal year ended 31 December 2005, Harrah’s Entertainment reported annual revenues of $7.0 billion (2004: $4.4 billion) and net income of $236.4 million (2004: $367.7 million).

Harrah’s Entertainment’s revenues for the 3 months ended 30 June 2006 were $2.4 billion, up 66.8% from the same period last year, while net income rose to $128.6 million (2005: $105.8 million).

8.                                      Management, employees and locations

Harrah’s Entertainment attaches great importance to the skills and experience of the existing management and employees of London Clubs International, who will play an important role in the further development of the enlarged business.

Harrah’s Entertainment also believes that the London Clubs International employees will benefit from a broader range of opportunities for personal and professional development as part of a larger, more diverse and financially stronger group.

Harrah’s Entertainment has given assurances to London Clubs International that, following the Offer becoming effective, the existing contractual employment rights of all employees and management of the London Clubs International Group will be safeguarded.

Harrah’s Entertainment has no immediate plans to change the location of London Clubs International’s operational places of business.

9.                                      Irrevocable undertakings to accept the Offer

Harrah’s Entertainment has received irrevocable undertakings to accept the Offer from each of the London Clubs International Directors (and certain members of their immediate families and trusts) in respect of their beneficial holdings which amount in aggregate to 2,679,810 London Clubs International Shares, representing approximately 1.2 per cent. of the existing issued share capital of London Clubs International. These undertakings will cease to be binding in the event of a Higher Competing Offer.

10.                               Warrant Proposal

Subject to the Offer becoming or being declared unconditional in all respects, Harrah’s Entertainment proposes to pay to Aladdin Warrant Holders:

for each warrant       105.75 pence in cash.

Full details of the Warrant Proposal will be set out in the Warrant Proposal Documents, which will include information on the procedure for acceptance of the Warrant Proposal and UK taxation treatment of the consequences of the Warrant Proposal.

Letters will also be sent to the Nova Scotia Warrant Holders pursuant to the terms of the Nova Scotia Warrants.

11.                               London Clubs International Share Schemes

The Offer will extend to any London Clubs International Shares unconditionally allotted or issued pursuant to the exercise of options under the London Clubs International Share Schemes while the Offer remains open for acceptance (or such earlier date as Harrah’s Entertainment may, subject to the rules of the Code, decide). In the event that the Offer becomes or is declared unconditional in all respects, Harrah’s Entertainment will, to the extent required by the Code and/or the Takeover Panel, make appropriate proposals to participants in the London Clubs International Share Schemes to the extent that their options have not been exercised.

12.                               Cash Confirmation

Harrah’s Entertainment will fund the aggregate consideration payable under the Offer from available cash resources and its existing credit facilities. Banc of America, as financial adviser to Harrah’s Entertainment and Dagger Holdings Limited, is satisfied that sufficient resources are available to satisfy in full the cash consideration payable to London Clubs International Shareholders under the terms of the Offer.

13.                               Inducement Fee

London Clubs International and Harrah’s Entertainment have agreed that London Clubs International will pay to Harrah’s Entertainment a fee of one per cent. of the value of the Offer (inclusive of value added tax, if any, except to the extent such value added tax is recoverable by London Clubs International) if, following the Announcement, either (i) the London Clubs International Directors change the terms of or withdraw their recommendation of the Offer (other than by reason of failure of Harrah’s Entertainment to comply with its obligations under the Code) provided that, if London Clubs International’s obligations to pay the fee, or any other break or inducement fee it has agreed to pay to a third party offeror, exceeds the amount London Clubs International is able to pay pursuant to applicable law (including the rules of the UKLA) or the Takeover Code (the “Maximum Permissible Amount”), the amount of the Inducement Fee payable to Harrah’s Entertainment and to each other third party offeror to whom London Clubs International has agreed to pay a break or inducement fee shall be reduced pro rata so that the total amount payable shall not exceed the Maximum Permissible Amount, or (ii) before the earlier of the date on which the Offer lapses or is withdrawn or the date six months from the date of the Inducement Fee Agreement, any person (other than London Clubs International or a person acting in concert (as defined in the Takeover Code) with London Clubs International) announces an intention to make a competing offer, however effected, to acquire the entire issued share capital of London Clubs International and such offer subsequently becomes or is declared unconditional in all respects or is otherwise completed.

14.                               Overseas Shareholders

The availability of the Offer to London Clubs International Shareholders who are not resident in the United Kingdom may be affected by the laws of their relevant jurisdiction. Such persons should inform themselves of, and observe, any applicable legal or regulatory requirements of their jurisdiction. If you remain in any doubt, you should consult an appropriate independent professional adviser in the relevant jurisdiction without delay.

15.                               Compulsory acquisition, de-listing and cancellation of trading

If Harrah’s Entertainment receives acceptances under the Offer in respect of, or otherwise acquires, in aggregate, both 90 per cent. or more of the London Clubs International Shares to which the Offer relates and 90 per cent. or more of the voting rights carried by those shares, Harrah’s Entertainment intends to exercise its rights pursuant to the provisions of Schedule 2 of the Interim Implementation Regulations to acquire compulsorily any remaining London Clubs International Shares to which the Offer relates on the same terms as the Offer.

It is intended that, following the Offer becoming or being declared unconditional in all respects, and subject to applicable requirements of the London Stock Exchange and/or the UKLA, Harrah’s Entertainment will procure that London Clubs International will apply to the London Stock Exchange and the UKLA for cancellations, respectively, of the trading of the London Clubs International Shares on the London Stock Exchange and of the listing of the London Clubs International Shares on the Official List.

If these cancellations occur, they will significantly reduce the liquidity and marketability of any London Clubs International Shares not assented to the Offer. It is anticipated that the de-listing and cancellation of admission to trading will take effect no earlier than the expiry of 20 Business Days after the Offer becomes or is declared unconditional in all respects.

16.                               Disclosure of interests in London Clubs International

As at the close of business on 30 August 2006, being the last practicable date prior to the date of this announcement, Harrah’s Entertainment did not own or control any shares in the capital of London Clubs International.

17.                               General

The Offer will be made on the terms and subject to the Conditions set out herein and in Appendix I, and to be set out in the Offer Document and the accompanying Form of Acceptance. These will be posted to London Clubs International Shareholders and, for information only, to participants in the London Clubs International Share Option Schemes and Aladdin Warrant Holders (other than to persons with addresses in Restricted Jurisdictions), as soon as practicable and in any event within 28 days of the date of this announcement unless agreed otherwise with the Takeover Panel.

The Warrant Proposal will be made on the terms and subject to the conditions set out in the Warrant Proposal Documents and accompanying form of acceptance, which will be posted to Aladdin Warrant Holders on the date on which the Offer Document is posted to London Club International Shareholders.

The Offer and the Warrant Proposal and acceptances thereof will be governed by English law. The Offer and the Warrant Proposal will be subject to the applicable requirements of the Takeover Code, the Takeover Panel, the London Stock Exchange and the UK Listing Authority.

Save as disclosed in paragraph 16 above, neither Harrah’s Entertainment nor, so far as Harrah’s Entertainment is aware, any person acting in concert with Harrah’s Entertainment, owns or controls any London Clubs International Shares or any securities convertible or exchangeable into London Clubs International Shares or any rights to subscribe for or purchase the same, or holds any options (including traded options) in respect of, or has any option to acquire, any London Clubs International Shares or has entered into any derivatives referenced to London Clubs International Shares (“Relevant London Clubs International Securities”) which remain outstanding, nor does any such person have any arrangement in relation to Relevant London Clubs International Securities. For these purposes, “arrangement” includes any indemnity or option arrangement, any agreement or understanding, formal or informal, of whatever nature, relating to Relevant London Clubs International Securities which may be an inducement to deal or refrain from dealing in such securities. In the interests of secrecy prior to this announcement, Harrah’s Entertainment has not made any enquiries in this respect of certain parties who may be deemed by the Takeover Panel to be acting in concert with it for the purposes of the Offer. Enquiries of such parties will be made as soon as practicable following the date of this announcement and any material disclosure in respect of such parties will be included in the Offer Document.

Appendix I to this announcement contains the Conditions and certain further terms of the Offer. Certain terms used in this announcement are defined in Appendix III.

The Offer will be subject to the Conditions and to the full terms and conditions to be set out in the Offer Document and Form of Acceptance.

ENQUIRIES

Harrah’s Entertainment
Dan Foley (Investors)	Tel: +1 (702) 407 6370
Alberto Lopez (Media)	Tel: +1 (702) 407 6344

Banc of America (financial adviser to Harrah’s Entertainment)
Paul Mullins	Tel: +44 (0)20 7174 5343
John Bigham	Tel: +44 (0)20 7174 4329
Geoff Iles	Tel: +44 (0)20 7174 4522

Hoare Govett (broker to Harrah’s Entertainment)	Tel: +44 (0)20 7678 8000
Neil Collingridge
Bertie Whitehead

Tulchan Communications (PR adviser to Harrah’s Entertainment)
Kirstie Hamilton	Tel: +44 (0)20 7353 4200
Andrew Honnor

London Clubs International
William Timmins	Tel: +44 (0)20 7518 0000
Barry Hardy

Rothschild (financial adviser to London Clubs International)
Robert Leitão	Tel: +44 (0)20 7280 5000
Adam Greenblatt

Panmure Gordon (broker to London Clubs International)
Andrew Godber	Tel: +44 (0)20 7459 3600
Gilbert Ellacombe

College Hill Associates (PR adviser to London Clubs International)
Matthew Smallwood	Tel: +44 (0)20 7457 2005
Justine Warren	Tel: +44 (0)20 7457 2010

This announcement does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any security, nor is it a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of the securities referred to in this announcement in any jurisdiction in contravention of applicable law.  The Offer will be made solely by means of the Offer Document and the acceptance forms accompanying the Offer Document, which will contain the full terms and conditions of the Offer including details of how it may be accepted.

Banc of America, which is authorised and regulated by the FSA, is acting exclusively for Harrah’s Entertainment and Dagger Holdings Limited and no one else in connection with the Offer and will not be responsible to anyone other than Harrah’s Entertainment and Dagger Holdings Limited for providing the protections afforded to clients of Banc of America or for providing advice in connection with the Offer or any other matters referred to herein.

Hoare Govett, which is authorised and regulated by the FSA, is acting exclusively for Harrah’s Entertainment and Dagger Holdings Limited and no one else in connection with the Offer and will not be responsible to anyone other than Harrah’s Entertainment and Dagger Holdings Limited for providing the protections afforded to clients of Hoare Govett or for providing advice in connection with the Offer or any other matters referred to herein.

Rothschild, which is authorised and regulated in the United Kingdom by the FSA, is acting exclusively for London Clubs International and no one else in connection with the Offer and will not be responsible to anyone other than London Clubs International for providing the protections afforded to clients of Rothschild or for providing advice in connection with the Offer or any other matters referred to herein.

Panmure Gordon, which is authorised and regulated in the United Kingdom by the FSA, is acting exclusively for London Clubs International and no one else in connection with the Offer and will not be responsible to anyone other than London Clubs International for providing the protections afforded to clients of Panmure Gordon or for providing advice in connection with the Offer or any other matters referred to herein.

The release, publication or distribution of this announcement in certain jurisdictions may be restricted by law and therefore persons in any such jurisdictions into which this announcement is released, published or distributed should inform themselves about and observe such restrictions.

Copies of this announcement and any formal documentation relating to the Offer are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from a Restricted Jurisdiction and will not be capable of acceptance by any such use, instrumentality or facility within a Restricted Jurisdiction and persons seeking such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send it in or into or from a Restricted Jurisdiction. The Offer will not be made, directly or indirectly, in or into, or by the use of mails or any means or instrumentality (including, without limitation, telephonically or electronically) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of a Restricted Jurisdiction and the Offer will not be capable of acceptance by any such use, means, instrumentality or facilities.

The ability of London Clubs International Shareholders who are not resident in the United Kingdom or the United States to accept the Offer may be affected by the laws of the relevant jurisdictions in which they are located. Persons who are not resident in the United Kingdom or the United States should inform themselves of, and observe, any applicable requirements.

Forward Looking Statements

This release includes “forward-looking statements”. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies and future financial results of Harrah’s Entertainment.  These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Harrah’s Entertainment may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in Harrah’s Entertainment reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein):  the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular; construction factors, including delays, increased costs for labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues; the effects of environmental and structural building conditions relating to Harrah’s Entertainment properties; access to available and reasonable financing on a timely basis; the ability to timely and cost effectively integrate London Clubs International into Harrah’s Entertainment operations; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; the ability of Harrah’s Entertainment customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same store sales or hotel sales; the ability of Harrah’s Entertainment to recoup costs of capital investments through higher revenues; acts of war or terrorist incidents or natural disasters; abnormal gaming holds; and the effects of competition, including locations of competitors and operating and market competition.

Any forward-looking statements speak only as of the date made. Harrah’s Entertainment disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release.

Dealing Disclosure Requirements

Under the provisions of Rule 8.3 of the Takeover Code, if any person is, or becomes, “interested” (directly or indirectly) in 1 per cent. or more of any class of “relevant securities” of London Clubs International, all “dealings” in any “relevant securities” of that company (including by means of an option in respect of, or a derivative referenced to, any such “relevant securities”) must be publicly disclosed by no later than 3.30 pm (London time) on the London business day following the date of the relevant transaction. This requirement will continue until the date on which the offer becomes, or is declared, unconditional as to acceptances, lapses or is otherwise withdrawn or on which the “offer period” otherwise ends. If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire an “interest” in “relevant securities” of London Clubs International, they will be deemed to be a single person for the purpose of Rule 8.3.

Under the provisions of Rule 8.1 of the Takeover Code, all “dealings” in “relevant securities”  of London Clubs International by Harrah’s Entertainment or London Clubs International, or by any of their respective “associates”, must be disclosed by no later than 12.00 noon (London time) on the London business day following the date of the relevant transaction.

A disclosure table, giving details of the companies in whose “relevant securities” “dealings” should be disclosed, and the number of such securities in issue, can be found on the Takeover Panel’s website at www.thetakeoverpanel.org.uk.

“Interests in securities” arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an “interest” by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks are defined in the Takeover Code, which can also be found on the Panel’s website. If you are in any doubt as to whether or not you are required to disclose a “dealing” under Rule 8, please contact an independent financial adviser authorised under the Financial Services and Markets Act 2000, consult the Panel’s website at www.thetakeoverpanel.org.uk or contact the Panel on telephone number +44 (0)20 7638 0129; fax +44 (0)20 7236 7013.

In accordance with normal UK market practice, the Offeror, Harrah’s Entertainment or its nominees, or its brokers (acting as agents) may from time to time make certain purchases of, or arrangements to purchase, London Clubs International Shares outside the United States, other than pursuant to the Offer, before or during the period in which the Offer remains open for acceptance.  These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices and shall comply with the applicable laws of the United Kingdom as well as the rules of the London Stock Exchange and the Code.  The Offeror will disclose purchases of London Clubs International Shares in the United States to the extent that such information is made public in the United Kingdom.

APPENDIX I

Conditions and certain further terms

The Offer will comply with the applicable rules and regulations of the London Stock Exchange and the Takeover Code, will be governed by English law and will be subject to the jurisdiction of the courts of England and to the terms and conditions set out below, in the Offer Document and in the Form of Acceptance.

All dates and times mentioned refer to London time.

The Offer will be subject to the following conditions:

1                      valid acceptances of the Offer being received (and not, where permitted, withdrawn) by no later than 1.00 p.m. on the first closing date of the Offer (or such later time(s) and/or date(s) as Harrah’s Entertainment may, subject to the rules of the Takeover Code, decide) in respect of not less than 90 per cent. (or such lesser percentage as Harrah’s Entertainment may decide) in nominal value of the London Clubs International Shares to which the Offer relates and not less than 90 per cent. (or such lesser value percentage as Harrah’s Entertainment may decide) of the voting rights carried by the London Clubs International Shares to which the Offer relates, provided that this condition will not be satisfied unless Harrah’s Entertainment and/or any member of the Harrah’s Entertainment Group shall have acquired or agreed to acquire (whether pursuant to the Offer or otherwise) the London Clubs International Shares carrying in aggregate more than 50 per cent. of the voting rights normally exercisable at general meetings of London Clubs International. For the purposes of this condition:

1.1                       the London Clubs International Shares which have been unconditionally allotted but not issued shall be deemed to carry the voting rights which they will carry upon issue;

1.2                       the expression “London Clubs International Shares to which the Offer relates” shall be construed in accordance with Schedule 2 of the Interim Implementation Regulations; and

1.3                       valid acceptances shall be deemed to have been received in respect of the London Clubs International Shares which are treated for the purposes of paragraph 2(15) of Schedule 2 of the Interim Implementation Regulations as having been acquired or contracted to be acquired by Harrah’s Entertainment by virtue of acceptances of the Offer;

provided that unless Harrah’s Entertainment otherwise determines, this condition 1 shall be capable of being satisfied only at a time when all of the other conditions 2 to 8 inclusive have either been satisfied, fulfilled or, to the extent permitted, waived;

2

2.1                       the UK Office of Fair Trading (“OFT”) indicating in terms reasonably satisfactory to Harrah’s Entertainment that it has decided not to refer the proposed acquisition of London Clubs International by Harrah’s Entertainment (the “Transaction”) or any part of it to the Competition Commission (“CC”); or

2.2                       the period for considering any merger notice given to the OFT under section 96 of the Enterprise Act 2002 (“EA”) by Harrah’s Entertainment having expired without any such reference being made, provided that sections 100(1)(a), (d) and (f) of the EA do not apply in relation to such merger notice;

2.3                       if Clause 2.1 or 2.2 is satisfied, the period specified in Rule 26 of the Competition Appeal Tribunal Rules 2003 for making any application under section 120(1) of the EA for the review of a decision in relation to the Transaction having expired without any such application being made; and

2.4                       the competition commission in South Africa having approved the transaction pursuant to the Competition Act No. 89 of 1998 (as amended).

3                      no central bank, government or governmental, quasi-governmental, supranational, statutory, regulatory or similar investigative body, trade agency, court, professional association, or any other such body or person in any jurisdiction (each “a “Third Party”) having given notice of a decision to take, institute or threaten any action, proceeding, suit, investigation, enquiry or reference, or having required any action to be taken, or otherwise having done anything, or having enacted, made or proposed any statute, regulation, decision or order which would:

3.1                       make the Offer, its implementation or the acquisition or proposed acquisition of any of the London Clubs International Shares by Harrah’s Entertainment void, unenforceable or illegal, or restrict, prohibit or delay to a material extent or otherwise materially interfere with the implementation of, or impose material additional conditions or obligations with respect to, or otherwise materially challenge or require material amendment of, the Offer or the acquisition of any of the London Clubs International Shares by Harrah’s Entertainment;

3.2                       result in a material delay in the ability of Harrah’s Entertainment, or render it unable, to acquire some or all of the London Clubs International Shares or require a divestiture by Harrah’s Entertainment or any member of the Wider Harrah’s Entertainment Group of any shares in London Clubs International;

3.3                       require, prevent or delay the divestiture, or alter the terms envisaged for any proposed divestiture, by Harrah’s Entertainment or any member of the Wider Harrah’s Entertainment Group or by any member of the Wider London Clubs International Group, in any such case of all or any part of their respective businesses, assets or properties, or impose any limitation on their ability to conduct their respective businesses (or any of them) or to own their respective assets or properties or any part of them, to an extent in any such case which is material in the context of the Offer;

3.4                       impose any material limitation on, or result in a material delay in, the ability of Harrah’s Entertainment or any member of the Wider Harrah’s Entertainment Group to acquire or to hold or to exercise effectively, directly or indirectly, all rights of ownership of shares, loans or other securities (or the equivalent) in, or to exercise management control over, London Clubs International or the ability of any member of the Wider London Clubs International Group or Harrah’s Entertainment to hold or exercise effectively any rights of ownership of shares, loans or other securities in, or to exercise management control over any member of the Wider London Clubs International Group;

3.5                       save pursuant to the Offer or Part XIIIA of the Companies Act, require any member of the Wider Harrah’s Entertainment Group or of the Wider London Clubs International Group to acquire or offer to acquire any shares or other securities (or the equivalent) in, or any asset owned by, any member of the Wider London Clubs International Group owned by any third party;

3.6                       result in any member of the Wider London Clubs International Group ceasing to be able to carry on business under any name which it presently does so, the consequences of which would be material in the context of the Wider London Clubs International Group taken as a whole;

3.7                       otherwise adversely affect the business, assets, liabilities, or profits of any member of the Wider Harrah’s Entertainment Group or of the Wider London Clubs International Group, to an extent in any such case which is material in the context of the Wider Harrah’s Entertainment Group or the Wider London Clubs International Group, as the case may be, taken as a whole, and all applicable waiting and other time periods during which any such Third Party could take, institute or threaten any such action, proceeding, suit, investigation, enquiry or reference or otherwise so intervene having expired, lapsed or been terminated;

4                      all necessary material notifications and filings having been made in connection with the Offer and all statutory and regulatory obligations in connection with the Offer in any jurisdiction having been complied with and all material authorisations, orders, recognitions, grants, consents, clearances, confirmations, certificates, licences, permissions and approvals (“Authorisations”) deemed reasonably necessary or appropriate by Harrah’s Entertainment in any jurisdiction for, or in respect of, the Offer and the acquisition or the proposed acquisition of the London Clubs International Shares by Harrah’s Entertainment or any member of the Harrah’s Entertainment Group having been obtained in terms reasonably satisfactory to Harrah’s Entertainment from all appropriate Third Parties, or from any persons or bodies with whom any member of the Wider Harrah’s Entertainment Group or the Wider London Clubs International Group has entered into contractual arrangements, all or any applicable waiting and other time periods having expired, lapsed or been terminated (as appropriate) and all such Authorisations (together with all material Authorisations deemed reasonably necessary or appropriate to carry on the business of any member of the Wider London Clubs International Group) remaining in full force and effect at the time at which the Offer becomes otherwise unconditional and there being no notice of any intention to revoke, suspend, restrict, amend or not to renew any such Authorisations;

5                      save as fairly disclosed in writing to any member of the Harrah’s Entertainment Group or its advisers by or on behalf of London Clubs International prior to the date of the Announcement or save as publicly announced by London Clubs International prior to the date of the Announcement, there being no provision of any arrangement, agreement, lease, licence, permit or other instrument to which any member of the Wider London Clubs International Group is a party or by or to which any such member or any of its assets is or may be bound or be subject, which as a consequence of the Offer or the acquisition or the proposed acquisition by Harrah’s Entertainment or any member of the Wider Harrah’s

Entertainment Group of any shares or other securities (or the equivalent) in London Clubs International or because of a change in the control or management of any member of the Wider London Clubs International Group or otherwise, would result, in any case to an extent which is material in the context of the Wider London Clubs International Group taken as a whole, in:

5.1                       any monies borrowed by, or any other indebtedness, actual or contingent, of, any member of the Wider London Clubs International Group being or becoming repayable, or being capable of being declared repayable immediately or prior to their or its stated maturity, or the ability of any such member to borrow monies or incur any indebtedness being withdrawn or inhibited;

5.2                       the creation or enforcement of any mortgage, charge or other security interest, over the whole or any part of the business, property or assets of any member of the Wider London Clubs International Group or any such mortgage, charge or other security interest (whenever arising or having arisen) becoming enforceable;

5.3                       any such arrangement, agreement, lease, licence, permit or other instrument being terminated or adversely modified or affected or any onerous obligation or liability arising or any adverse action being taken thereunder;

5.4                       any assets or interests of any member of the Wider London Clubs International Group being or falling to be disposed of or charged or any right arising under which any such asset or interest could be required to be disposed of or charged;

5.5                       any such member of the Wider London Clubs International Group ceasing to be able to carry on business under any name under which it presently does so;

5.6                       the value or financial or trading position or profits of London Clubs International or any member of the Wider London Clubs International Group being prejudiced or adversely affected; or

5.7                       the creation of any liability (actual or contingent) by any member of the Wider London Clubs International Group;

6                      save as disclosed in the Annual Report, or as fairly disclosed in writing to any member of the Harrah’s Entertainment group or its advisers by or on behalf of London Clubs International or as publicly announced through a Regulatory Information Service prior to the date of the Announcement, no member of the Wider London Clubs International Group having since 31 March 2006:

6.1                       issued or agreed to issue or authorised or proposed or announced its intention to authorise or propose the issue of additional shares of any class, or securities convertible into, or exchangeable for, or rights, warrants or options to subscribe for or acquire, any such shares or convertible securities (save as between London Clubs International and wholly-owned subsidiaries of London Clubs International);

6.2                       recommended, declared, paid or made or proposed to recommend, declare, pay or make any bonus issue, dividend or other distribution whether payable in cash or otherwise other than dividends (or other distributions whether payable in cash or otherwise) lawfully paid or made by any wholly-owned subsidiary of London Clubs International to London Clubs International or any of its wholly-owned subsidiaries;

6.3                       other than pursuant to the Offer implemented, effected, authorised, proposed or announced its intention to implement, effect, authorise or propose any merger, demerger, reconstruction, amalgamation, scheme, commitment or acquisition or disposal of assets or shares (or the equivalent thereof) in any undertaking or undertakings, in any such case, that is material in the context of the London Clubs International Group taken as a whole or any change in its share or loan capital;

6.4                       (save for transactions between London Clubs International and its wholly-owned subsidiaries or other than in the ordinary course of business) disposed of, or transferred, mortgaged or created any security interest over any asset or any right, title or interest in any asset, in any such case, that is material in the context of the London Clubs International Group taken as a whole or authorised, proposed or announced any intention to do so;

6.5                       (save for transactions between London Clubs International and its wholly-owned subsidiaries) issued, authorised or proposed or announced an intention to authorise or propose, the issue of any debentures or (save for transactions between London Clubs International and its wholly-owned subsidiaries or transactions under existing credit arrangements or in the ordinary course of business) incurred any indebtedness or contingent liability which is material in the context of the London Clubs International Group taken as a whole;

6.6                       entered into or varied or authorised, proposed or announced its intention to enter into or vary any contract, arrangement, agreement, transaction or commitment (whether in respect of capital expenditure or otherwise) which is of a long term, unusual or onerous nature or magnitude or which involves or is reasonably likely to involve an obligation of such a nature or magnitude which is, in any such case, or which is or is likely to be restrictive on the business of any member of the Wider London Clubs International Group, which is, in any such case, material in the context of the Wider London Clubs International Group taken as a whole;

6.7                       entered into or varied to a material extent or authorised, proposed or announced its intention to enter into or vary to a material extent the terms of, or make any offer (which remains open for acceptance) to enter into or vary to a material extent the terms of, any service agreement with any director or, save for salary increases, bonuses or variations of terms in the ordinary course of business, senior executive of London Clubs International;

6.8                       purchased, redeemed or repaid or announced a proposal to purchase, redeem or repay any of its own shares or other securities (or the equivalent) or reduced or made any other change to or proposed the reduction or other change to any part of its share capital, save for any shares allotted between London Clubs International and wholly-owned subsidiaries of London Clubs International;

6.9                       waived, compromised or settled any claim which is material in the context of the London Clubs International Group taken as a whole otherwise than in the ordinary course of business;

6.10                 terminated or varied the terms of any agreement or arrangement between any member of the London Clubs International Group and any other person in a manner which would or might reasonably be expected to have a material adverse effect on the financial position or prospects of the London Clubs International Group taken as a whole;

6.11                 (save as disclosed on publicly available registers) made any alteration to its memorandum or articles of association;

6.12                 made or agreed or consented to any significant change to the terms of the trust deeds constituting the pension schemes established for its directors and/or employees and/or their dependants or to the benefits which accrue, or to the pensions which are payable, thereunder, or to the basis on which qualification for or accrual or entitlement to such benefits or pensions are calculated or determined or to the basis upon which the liabilities (including pensions) of such pension schemes are funded or made, or agreed or consented to any change to the trustees involving the appointment of a trust corporation;

6.13                 been unable, or admitted in writing that it is unable, to pay its debts or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of any business which is material in the context of the London Clubs International Group taken as a whole;

6.14                 (other than in respect of a member which is dormant and was solvent at the relevant time) taken or proposed any corporate action or had any action or proceedings or other steps instituted against it for its winding-up (voluntary or otherwise), dissolution or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of all or any material part of its assets or revenues or any analogous proceedings in any jurisdiction or appointed any analogous person in any jurisdiction; or

6.15                 entered into any agreement, arrangement or commitment or passed any resolution or made any proposal or announcement with respect to, or to effect, any of the transactions, matters or events referred to in this condition 6;

7                      since 31 March 2006, save as disclosed in the Annual Report  or except as publicly announced by London Clubs International (by the delivery of an announcement to a Regulatory Information Service), in each case prior to the date of the Announcement, there having been:

7.1                       no adverse change in the business, assets, financial or trading position or profits or prospects of any member of the Wider London Clubs International Group which is material in the context of the Wider London Clubs International Group taken as a whole;

7.2                       no litigation, arbitration proceedings, prosecution or other legal proceedings having been announced or instituted by or against or remaining outstanding against or in respect of any member of the Wider London Clubs International Group and no enquiry or investigation by or complaint or reference to any Third Party against or in respect of any member of the Wider London Clubs International Group having been threatened, announced or instituted or remaining outstanding, against or in respect of any member of the Wider London Clubs International Group and which in any such case might reasonably be expected to have a material adverse effect on the Wider London Clubs International Group taken as a whole; and

7.3                       no contingent or other liability having arisen or become apparent to any member of the Wider Harrah’s Entertainment Group which might reasonably be expected to adversely affect any member of the Wider London Clubs International Group and which in any such case is material in the context of the Wider London Clubs International Group taken as a whole;

8                      save as publicly announced by the delivery of an announcement to a Regulatory Information Service prior to the date of the Announcement or as otherwise disclosed in the Annual Report or in writing to any member of the Harrah’s Entertainment Group or its advisers by or on behalf of London Clubs International prior to the date of the Announcement, Harrah’s Entertainment not having discovered:

8.1                       that the financial, business or other information concerning the Wider London Clubs International Group publicly announced or disclosed at any time by or on behalf of any member of the Wider London Clubs International Group is misleading, contains a misrepresentation of fact or omits to state a fact necessary to make the information contained therein not misleading and which is, in any case, material in the context of the Wider London Clubs International Group;

8.2                       that any member of the Wider London Clubs International Group is, otherwise than in the ordinary course of business, subject to any liability, contingent or otherwise, which is material in the context of the Wider London Clubs International Group taken as a whole;

8.3                       that any past or present member of the Wider London Clubs International Group has failed to comply in any material respect with any applicable legislation or regulations of any jurisdiction or any notice or requirement of any Third Party with regard to the storage, disposal, discharge, spillage, release, leak or emission of any waste or hazardous or harmful substance or any substance likely to impair the environment or harm human or animal health or otherwise relating to environmental matters or that there has been any such storage, presence, disposal, discharge, spillage, release, leak or emission (whether or not the same constituted non-compliance by any person with any such legislation or regulation, and whenever the same may have taken place), any of which non-compliance would be likely to give rise to any material liability (whether actual or contingent) or cost on the part of any member of the Wider London Clubs International Group and which is material. in any such case, in the context of the Wider London Clubs International Group taken as a whole; or

8.4                       there is, or is reasonably likely to be, any material obligation or liability (whether actual or contingent) to make good, repair, reinstate or clean up any property now or previously owned, occupied, operated or made use of or controlled by any past or present member of the Wider London Clubs International Group under any environmental legislation, regulation, notice, circular or order of any Third Party in any jurisdiction, in each case to an extent which is material in the context of the Wider London Clubs International Group taken as a whole.

For the purposes of this Appendix:

“subsidiary”, “subsidiary undertaking”, “undertaking” and “associated undertaking” have the respective meanings given thereto by the Companies Act, but for this purpose ignoring paragraph 20(1)(b) of Schedule 4A of the Companies Act, and “substantial interest” means a direct or indirect interest in 20 per cent. or more of the equity capital of an undertaking.

Harrah’s Entertainment reserves the right to waive, in whole or in part, all or any of the above conditions 2 to 8 (inclusive).

If Harrah’s Entertainment is required by the Panel to make an offer for the London Clubs International Shares under the provisions of Rule 9 of the Takeover Code, Harrah’s Entertainment may make such alterations to any of the above conditions, including condition 1 above, and terms of the Offer as are necessary to comply with the provisions of that Rule.

The Offer will lapse unless all the above conditions have been fulfilled or, where permitted, waived or, where appropriate, have been determined by Harrah’s Entertainment to be or remain satisfied, by midnight on the 21st day after the later of the first closing date of the Offer Document and the date on which condition 1 is fulfilled (or in each case such later date as Harrah’s Entertainment may determine, in accordance with the Takeover Code). Harrah’s Entertainment shall be under no obligation to waive (if capable of waiver), to determine to be or remain satisfied or to treat as fulfilled any of conditions 2 to 8 (inclusive) by a date earlier than the latest date for the fulfilment of that condition notwithstanding that the other conditions of the Offer may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such conditions may not be capable of fulfilment.

The Offer will lapse (unless otherwise agreed with the Panel) if, before the later of the first closing date of the Offer and the date when the Offer becomes or is declared unconditional as to acceptances the OFT has referred the Offer to the Competition Commission.

If the Offer lapses, the Offer will cease to be capable of further acceptance and accepting London Clubs International Shareholders and Harrah’s Entertainment shall cease to be bound by Forms of Acceptance submitted at or before the time when the Offer so lapses.

The attention of the holders of London Clubs International Shares not resident in the United Kingdom or the United States is drawn to the relevant provisions of the formal Offer Document which will be despatched on behalf of Harrah’s Entertainment.

APPENDIX II

Bases Of Calculation And Sources Of Information

1.	Historic share prices are sourced from the Daily Official List of the London Stock Exchange and represent closing middle market prices for London Clubs International Shares on the relevant dates.

2.

The value of the entire issued share capital of London Clubs International is based upon 223,424,547 London Clubs International Shares in issue, as published on 26 June 2006 (representing the entire issued share capital of London Clubs International).

3.	All financial information relating to Harrah’s Entertainment was extracted from company financial statements prepared pursuant to generally accepted accounting principles in the United States.

The financial information relating to annual financial performance of Harrah’s Entertainment contained in this announcement is extracted from the audited consolidated financial statements of Harrah’s Entertainment for the years ended 31 December 2004 and 31 December 2005.

The financial information relating to quarterly performance of Harrah’s Entertainment is extracted from the unaudited consolidated condensed financial statements of Harrah’s Entertainment for the 3 months ended 30 June 2006.

4.	All financial information relating to London Clubs International was extracted from company financial statements prepared pursuant to International Financial Reporting Standards.

The financial information relating to financial performance of London Clubs International contained in this announcement is extracted from the audited consolidated financial statements of London Clubs International for the years ended 27 March 2005 and 31 March 2006.

APPENDIX III

Definitions

The following definitions apply throughout this document, unless the context requires otherwise:

Aladdin Warrant Holders	the holders of the Aladdin Warrants
Aladdin Warrants	the warrants to subscribe for London Clubs International Shares pursuant to the warrant instrument dated 27 February 2004
Annual Report	the annual report and accounts of London Clubs International for the year ended 31 March 2006
Authorisations	has the meaning given to it in paragraph 4 of Part 1 of Appendix I to this document
Banc of America	Banc of America Securities Limited, financial advisor to Harrah’s Entertainment and Dagger Holdings Limited
business day	a day on which the London Stock Exchange is open for normal business
Companies Act	the Companies Act 1985 (as amended)
Conditions	the conditions of the Offer set out in Appendix I to this document
Daily Official List	the daily official list published by the London Stock Exchange
First Closing Date	the date which is 21 days after the posting of the Offer Document
Form of Acceptance

in relation to London Clubs International Shares, the form of acceptance, authority and election relating to the Offer which is being sent with the Offer Document for use by London Clubs International Shareholders wishing to accept the Offer

FSA	the Financial Services Authority
Group Company	a holding company, a subsidiary or a subsidiary of such holding company (as such terms are defined by section 736 of the Companies Act)
Harrah’s Entertainment	Harrah’s Entertainment, Inc.
Harrah’s Entertainment Board	the board of directors of Harrah’s Entertainment
Harrah’s Entertainment Directors

Gary W. Loveman, Charles L. Atwood, R. Brad Martin, Gary G. Michael, Ralph Horn, Boake A. Sells, Barbara T. Alexander, Frank J. Biondi, Jr., Robert G. Miller, Stephen F. Bollenbach and Christopher J. Williams

Harrah’s Entertainment Group	Harrah’s Entertainment, Inc., its subsidiaries and subsidiary undertakings
Higher Competing Offer	a general offer by a third party for the London Clubs

International Shares, the value of the consideration per London Clubs International Share available under which at the time it is made exceeds the value of the consideration per London Clubs International Share available under the Offer at that time by at least 10 per cent. on the assumption, in each case, that any rights to elect to receive different forms of consideration (including rights to accept underwritten cash alternatives or other collateral offers) are exercised in such manner as maximises that value but ignoring the possible impact of any “mix and match” or similar arrangement under which London Clubs International Shareholders can elect, subject to the elections of other London Clubs International Shareholders, to vary the proportion in which they receive different forms of consideration

Hoare Govett	Hoare Govett Limited, broker to Harrah’s Entertainment and Dagger Holdings Limited
Interim Implementation Regulations	the Takeovers Directive (Interim Implementation) Regulations 2006
Listing Rules

the rules and regulations made by the Financial Services Authority in its capacity as the UK Listing Authority under the Financial Services and Markets Act 2000, and contained in the UK Listing Authority’s publication of the same name

London Stock Exchange	London Stock Exchange plc
London Clubs International	London Clubs International plc
London Clubs International Board	the board of directors of London Clubs International
London Clubs International Directors	Michael Beckett, William Timmins, Barry Hardy, Roy Ramm, Ron Hobbs and Martin Watson
London Clubs International Group	London Clubs International, its subsidiaries and subsidiary undertakings
London Clubs International Shareholders	the holders of London Clubs International Shares, as the case may be
London Clubs International Shares

the existing unconditionally allotted or issued and fully paid ordinary shares of 5 pence each in the capital of London Clubs International and any further such ordinary shares which are unconditionally allotted or issued while the Offer remains open for acceptance or before such earlier date as Harrah’s Entertainment (subject to the Takeover Code) may determine, not being, unless the Takeover Panel so permits, earlier than the date on which the Offer is declared unconditional as to acceptances or, if later, the first closing date of the Offer

London Clubs International Share Schemes	the London Clubs International Savings Related Share Scheme, the London Clubs International Executive Share Option Scheme and the London Clubs International Long Term Incentive Plan 2004

Rothschild	N M Rothschild & Sons Limited
Nova Scotia Warrants	the warrants to subscribe for London Clubs International Shares pursuant to the warrant instrument dated 20 April 2004
Nova Scotia Warrant Holders	Holders of the Nova Scotia Warrants
Offer

the recommended cash offer made by Harrah’s Entertainment to acquire the whole of the issued share capital of London Clubs International, on the terms and subject to the conditions set out in the Offer Document and the Form of Acceptance and including, where the context requires, any subsequent revision, variation, extension or renewal of such offer and includes any election available thereunder

Offer Document	this document and any other document containing the Offer
Official List	the Official List of the UKLA
Overseas Shareholders

London Clubs International Shareholders who are resident in or nationals or citizens of jurisdictions outside the United Kingdom or who are nominees of, or custodians or trustees for, citizens or nationals of countries other than the UK

Panmure Gordon	Panmure Gordon & Co., broker to London Clubs International
Pounds sterling or £	UK pounds sterling (and references to “pence” or “p” shall be construed accordingly)
Regulatory Information Service	any of the services set out in Appendix 3 to the Listing Rules of the UKLA from time to time
Restricted Jurisdiction	any jurisdiction where extension or acceptance of the Offer would violate the law of that jurisdiction
subsidiary undertaking, associated undertaking and undertaking	have the meanings given by the Companies Act (but for these purposes ignoring paragraph 20(1)(b) of schedule 4A to the Companies Act)
Takeover Code or Code	The City Code on Takeovers and Mergers
the Takeover Panel	The Panel on Takeovers and Mergers
Third Party	has the meaning given to it in paragraph 3 of Part 1 of Appendix I to this document
United Kingdom or UK	the United Kingdom of Great Britain and Northern Ireland
UKLA or UK Listing Authority	the UK Listing Authority, being the Financial Services Authority Limited acting in its capacity as the competent authority for the purposes of Part IV of the Financial Services and Markets Act 2000

United States or US	the United States of America, its territories and possessions, any State of the United States of America and the District of Columbia
Warrant Proposal	the proposal under which Aladdin Warrant Holders may receive a cash sum on the terms set out in the Warrant Proposal Documents
Warrant Proposal Documents	the documents containing the Warrant Proposal
Wider Harrah’s Entertainment Group

Harrah’s Entertainment and its subsidiary undertakings, associated undertakings and any other undertakings in which Harrah’s Entertainment and such undertakings (aggregating their interests) have a substantial interest

Wider London Clubs International Group

London Clubs International and its subsidiary undertakings, associated undertakings and any other undertakings in which London Clubs International and such undertakings (aggregating their interests) have a substantial interest